Agreement to sell 1,613 shares of the outstanding shares of UP Financial, Inc. ("UPF") and the Acquisition of these shares by First Manistique Corporation ("Company").



I. This is the agreement of Company to acquire 1,613 shares of the outstanding capital stock of UPF and the agreement of the undersigned shareholders of UPF to sell such shares to the Company. The Company proposes that the Company purchase 1,613 shares of the outstanding capital stock of UPF for a cash price of $2,034.07 per share (the "Transaction"). Subject to satisfying all requisite contingencies and conditions, the Transaction shall be closed on or before November 20, 1996 ("Closing Date").



II. UPF must be the sole shareholder of the First National Bank in Ontonagon ("Bank") and UPF must have no liabilities of any kind.



      A. Any assets of UPF other than the stock of the Bank shall be distributed to UPF's shareholders prior to closing by way of dividend.



      B. Current net income of the Bank shall be distributed to UPF and shall be dividended by it to its shareholders prior to closing; however no such dividends shall be paid if it would result in reducing the book value of the Bank (determined in accordance with generally accepted accounting principles, applied on a consistent basis, but adjusted to reflect any unrealized securities losses) to less than $2,149,000 ("Minimum Closing Book Value Standard").



III. Company acknowledges that it has conducted a due diligence examination prior to this agreement execution and has found the condition of the Bank to be satisfactory.



IV. UPF and Bank will continue to conduct their business solely in the ordinary course prior to closing.



V. Prior to closing, the Company will conduct a supplementary due diligence. If there is no substantial change in the Bank's assets and liabilities and the Bank meets the Minimum Closing Book Value Standard, and if the representations and warranties made in this Agreement are true, the parties shall, subject to regulatory approval of this Transaction, close this Transaction.



VI.   Closing is also subject to the following:



      A. Dennis Christensen's execution of a 3 year consulting/no compete agreement providing payment to him of at least $3,000 per month.



      B. Company having obtained an option to purchase the remaining 500 shares of UPF not included in the Transaction at a price of $2,034.07 per share, and such option having received regulatory approval.



VII. The purchase price shall be paid in cash or bank cashier's check at the time of closing.



VIII. UPF and Bank represent (i) there are no employment contracts or other contracts, (ii) there is no pending litigation against UPF or the Bank,
      (iii) neither UPF or the Bank has any environmental problems; and (iv) UPF has outstanding only 2,113 shares of capital stock and no outstanding
      rights of any kind to acquire     additional shares.  Each shareholder
      represents that the shareholder owns the number of shares shown next to the shareholder's signature free of all liens, restrictions and encumbrances and adverse claims of any kind.



IX. Company shall diligently pursue application for approval of the purchase and sale with the regulatory authorities. Subject to regulatory approval and satisfaction of all conditions, this Transaction shall be closed in accordance with the terms hereof. If regulatory approval is withheld, or any conditions as set forth herein are not met, the Company may, at its option, terminate this agreement.



Shareholders owning of record 1,613 shares      FIRST MANISTIQUE CORPORATION
of UPF capital stock have executed this
Agreement and on the Attached
Signature Page.                                 By: /s/Ronald G. Ford
                                                   ---------------------------
                                                Ronald G. Ford
                                                Its:  President


                       SIGNATURES CONTINUED ON NEXT PAGE


                             Exhibit 2(a), Page 1

                           SIGNATURE  PAGE CONTINUED



/s/Dennis Christensen
- -------------------------------------------------------
Dennis Christensen - 499 shares/Certificate No. 25


/s/Margaret Christensen & /s/Derek Christensen                  /s/Richard F. Wartman
- -------------------------------------------------------         -----------------------------------------------------------
Margaret Christensen & Derek Christensen                        Richard F. Wartman - 8 shares/Certificate No. 20
6 shares/Certificate No. 28


MARY KAY TOMA TRUST                                             MARY BETH INCK TRUST
123 shares/Certificate Nos. 5 & 16                              123 shares/Certificate Nos. 6 & 17


By: /s/Richard F. Wartman                                       By: /s/Richard F. Wartman
- -------------------------------------------------------             -------------------------------------------------------

   Its:  Trustee                                                   Its:  Trustee



ANN MARIE WARTMAN TRUST                                         KATHERINE ANN WARTMAN TRUST
123 shares/Certificate Nos. 7 & 18                              123 shares/Certificate Nos. 8 & 19


By: /s/Richard F. Wartman                                       By: /s/Richard F. Wartman
- -------------------------------------------------------             -------------------------------------------------------

    Its:  Trustee                                                   Its:  Trustee


HALKER JOINT REVOCABLE TRUST                                    /s/Eugene A. Halker*
420 shares/Certificate No. 11                                   -----------------------------------------------------------
                                                                Mona Lynn Salmon - 20 shares/Certificate No. 12

By:  /s/Eugene A. Halker
   -----------------------------------------

      Its:  Trustee


/s/Eugene A. Halker*                                            /s/Eugene A. Halker*
- -------------------------------------------------------         -----------------------------------------------------------
Clark D. Halker - 20 Shares/Certificate No. 13                  Paula Lynn Halker - 20 shares/Certificate No. 15


/s/Eugene A. Halker*                                           /s/Mark Kolesar
- -------------------------------------------------------         -----------------------------------------------------------
Scott L. Halker - 20 shares/Certificate No. 14                  Mark Kolesar - 100 shares/Certificate No. 27


/s/Andrew Hendrickson                                           /s/James Brogran
- -------------------------------------------------------         -----------------------------------------------------------
Andrew Hendrickson - 2 shares/Certificate No. 12                James Brogran - 2 shares/Certificate No. 21


/s/John Hawley                                                  /s/William White
- -------------------------------------------------------         -----------------------------------------------------------
John Hawley - 2 shares/Certificate No. 15                       William White - 2 shares/Certificate No. 14





*Pursuant to Power of Attorney


                             Exhibit 2(a), Page 2